EXHIBIT 16.1

Fiodella Milone & LaSaracina LLP

Glastonbury, Ct

April 30, 2014

Securities and Exchange Commission

100 F Street, N.W.

Washington, DC 20549-7561

Dear Sir/Madam:

We have read  Item 4.01 of iGambit Inc.’s  (the  “Company”) Form 8-K dated April 30, 2014, and are  in  agreement  with  the  statements  relating only to  RBSM  LLP  contained  therein.  We  have  no basis to agree or disagree with other statements of the Company contained therein.

Very truly yours,

/s/ Fiondella Milone & LaSaracina LLP